Exhibit 10.2

City of Buenos Aires, January 31, 2020

Oneclick Argentino S.R.L.

Dorrego 741, Rosario, Santa Fe,

Argentine Republic

At.: Mr. Mariano Turinetto

Ref.: TA Offer No. 01/2020

Dear Sirs/Madams:

Oneclick International Llc, a company incorporated under the laws of Florida, United States of America, domiciled at 2001 NW 84th Avenue, Doral, FL 33122, United States of America (hereinafter, the “Assignor”), hereby writes to Oneclick Argentino S.R.L., a limited liability company (sociedad de responsabilidad limitada) incorporated under the laws of the Argentine Republic, domiciled at Dorrego 741, city of Rosario, Santa Fe, Argentine Republic (hereinafter, the “Assignee”, and together with the Assignor, the “Parties”), in order to submit an irrevocable offer for the assignment of eight (8) trademark registrations subject to the terms and conditions included herein (the “Offer”).

The Offer shall be accepted by the Assignee in the event that its acceptance is notified in writing to the Assignor. The Assignee may only accept the Offer on or before January 31, 2020 (the “Term”). The Assignee may only accept the Offer in its entirety, and within the Term. Otherwise, the Offer shall be automatically of no effect.

Once the Offer has been accepted by the Assignee, before the expiration of the Term and in accordance with the provisions of the preceding paragraph, the relationship between the Assignor and the Assignee with respect to the assignment of the trademarks will be governed by the terms and conditions indicated below (the “Agreement”). The Agreement will be considered effective as of the date of the letter of acceptance by the Assignee received by the Assignor.

TERMS AND CONDITIONS

SECTION ONE: The Assignor is the sole owner of the trademarks described in Annex I (the “Trademarks”), which is part of this Offer.

SECTION TWO: The Assignor assigns the Trademarks free of any obligation and encumbrance to the Assignee, who acquires and expressly accepts 100% of the property rights over the Trademarks, in full and unrestricted form.

SECTION THREE: The Assignor does not retain or make any reservation on the rights assigned, committing to execute all the necessary actions to obtain the effective registration of the Trademarks assignment in favor of the Assignee in the terms provided in the Offer. It is expressly clarified that the assignment of the Trademarks in favor of the Assignee is perfected through the Agreement, regardless of which, at request of the Assignee, the Assignor shall sign and deliver all such documentation, and execute all those actions that are necessary to carry out the annotation and registration of the assignment of the Trademarks before the National Institute of Industrial Property (the “INPI”) until its effectiveness is taken into account by the agency or the one that in the future may replace it.

SECTION FOUR: The Assignor and the Assignee agree that until the assignment of the Trademarks is registered and the INPI takes due notice on the transfer of the Trademarks, the Assignee may, upon the effectiveness of the Agreement, allege, use and exercise all the rights that the Argentine Trademarks Act No. 22,362 confers and recognizes to the trademark owner, as if the Trademarks are under their full

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ownership, and the Assignor commits to collaborate with all that is required for the full enjoyment of these rights. The foregoing shall imply a purely illustrative title, the full and exclusive power of the Assignee to use and exploit the Trademarks, such as opposing third party requests, answering objections, presenting oppositions, requesting to cease the use of trademarks identical or similar in judicial, harmful or administrative headquarters, all based on the Trademarks. The Assignee shall be entitled to use and exploit the Trademarks from the effectiveness of the Agreement, and the Assignor must refrain from any use thereof. The Assignee may use Trademarks exclusively and only within the Argentine Republic territory. The Assignee may not attempt to trademark the name “OneClick” anywhere in the world outside the Argentine Republic.

SECTION FIVE: The Parties agree that the assignment of the Trademarks implemented by this Agreement is free of charge. All the costs of processing the transfers to be presented on the Trademarks, so that the INPI takes account of the new ownership thereof (including administrative fees, processing costs and professional fees) shall be borne by the Assignee.

SECTION SIX: The Assignor declares that it does not have in the Argentine Republic requested or registered other brands equal or similar to the Trademarks that are transferred to the Assignee. The Assignor undertakes not to request other brands or signs identical or similar to the Trademarks in the Argentine Republic.

SECTION SEVEN: The Assignor represents and warrants that (i) has not granted to third parties licenses or precarious authorizations or of any type of use of the Trademarks and that the registrations mof the Trademarks in any legal or in current use; (ii) has used the Trademarks, in a public, notorious and ostensible manner, during the last five (5) years, and that as of the date of effectiveness of the Agreement, the Trademarks are not prone to expiration due to lack of use; (iii) there are no oppositions and/or agreement and/or restrictions of any nature that in any way limit or restrict their free transferability or the absolute enjoyment of the rights over the Trademarks; and (iv) there are no liens, litigation, claims, oppositions and/or any restriction of any nature on the Trademarks.

SECTION EIGHT: The Assignor represents and warrants that (i) its representative has all the necessary powers to execute the Agreement on behalf of the Assignor; (ii) is not inhibited to dispose the Trademarks, and does not know about the existence of any action, trial, order, action or ongoing process against the Assignor that could restrict, limit or prohibit the assignor’s powers to execute the Agreement and complete the assignment of the Trademarks in favor of the Assignee; and (iii) the Offer, and the transactions included herein, constitutes a legal, valid and binding obligation of the Assignor, and enforceable against the Assignor in accordance with its terms.

SECTION NINE: The Parties hereby authorize Adrián Lucio Furman D.N.I 24.561.311, Patricio María Albornoz D.N.I 30.494.461 and Daniela Sorgente D.N.I 39.911.360, to proceed to register before the INPI the assignment of the Trademarks in the terms set forth herein, and in the terms and with the scope of the INPI Resolution No. 39/2011, INPI Resolution P-101/2016 and other related, being fully empowered to carry out, certify and follow the registration procedures, sign the forms, answer information requests, submit and withdraw documentation, as well as, to perform any other action and/or procedure for the completion of the procedures.

SECTION TEN: If this Offer is accepted, its terms shall bind and benefit the successors, licensees, persons and/or related and/or affiliated companies and/or assignees of the Parties under any title.

SECTION ELEVEN: Failure to comply with the obligations of the Assignor under the Agreement shall authorize the Assignee to bring actions or claims against the Assignor.

SECTION TWELVE: All notifications or other communications that must or may be sent in accordance with the Offer shall be made in writing and shall be considered served on the date of receipt thereof by the recipient, either by delivery in person or by mail, to the following addresses:

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In the case of the Assignor:

Oneclick International LLC

2001 NW 84th Avenue, Doral, FL 33122,

United States of America

At.: Mr. Agustín Barletti

In the case of the Assignee:

Oneclick Argentino S.R.L.

Dorrego 741, Rosario, Santa Fe,

Argentine Republic

At.: Mr. Mariano Turinetto

SECTION THIRTEEN: The validity and interpretation of the Offer and the Agreement shall be governed and construed exclusively by the laws of the Argentine Republic. Any dispute that may arise regarding the interpretation, compliance, scope or validity of the Offer and the Agreement, the Parties shall submit exclusively to the jurisdiction of the federal civil and commercial national courts of the City of Buenos Aires, waiving expressly any other jurisdiction that may apply.

Yours sincerely,

By Oneclick International LLC

___________________________________

Agustín Barletti

Title: Attorney-in-fact

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ANNEX I

ASSIGNED TRADEMARKS

Trademark	Class	Type	Date of presentation	Docket number	Registration number	Expiration date
	9 (The whole class)	Combined (mixta)	11/05/2011	3086308	2671295	22/08/2024
	35 (The whole class)	Combined (mixta)	11/05/2011	3086309	2629581	06/02/2024
	37 (The whole class)	Combined (mixta)	11/05/2011	3086310	2629582	06/02/2024
	42 (The whole class)	Combined (mixta)	11/05/2011	3086311	2629583	06/02/2024
ONECLICK	9 (The whole class)	Word (denominativa)	13/11/2017	3660048	3038971	18/10/2029
ONECLICK	35 (The whole class)	Word (denominativa)	13/11/2017	3660049	3038972	18/10/2029
ONECLICK	37 (The whole class)	Word (denominativa)	13/11/2017	3660050	3002159	28/08/2029
ONECLICK	42 (The whole class)	Word (denominativa)	13/11/2017	3660051	3002160	28/08/2029

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City of Buenos Aires, January 31, 2020

Oneclick International LLC

2001 NW 84th Avenue, Doral, Florida 33122

United States of America

Ref.: TA Offer No. 01/2020

Dear Sirs/Madams:

We hereby irrevocably accept your “TA Offer No. 01/2020” dated January 31, 2020.

Yours sincerely,

By OneClick Argentino S.R.L.

______________________________________

Mariano Turinetto

Title: Legal Representative

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